Filed pursuant to Rule 424(b)(3)
                                      Registration No. 333-59355

Prospectus Supplement No. 12
(To Prospectus Dated August 10, 1998 and
Prospectus Supplement No. 10 Dated November 16, 1998)

                                $1,012,198,000
                              XEROX CORPORATION
                 CONVERTIBLE SUBORDINATED DEBENTURES DUE 2018

The information contained under the heading "Selling Security Holders" in the Prospectus dated August 10, 1998 ("Prospectus"), as supplemented by Prospectus Supplement No. 10 Dated November 16, 1998 ("Supplement No. 10"), relating to $1,012,198,000 aggregate principal amount at maturity of Convertible Subordinated Debentures due 2018 ("Debentures") of Xerox Corporation (the "Company"), and such indeterminate number of shares of Common Stock, par value $1.00 per share, of the Company as may be issuable upon the conversion of the Debentures, that may be offered and sold from time to time by the several holders thereof is hereby amended and supplemented as follows:

                             PRINCIPAL AMOUNT AT        PRINCIPAL AMOUNT AT
                            MATURITY OF DEBENTURES    MATURITY OF DEBENTURES
                            BENEFICIALLY OWNED AND    PREVIOUSLY SPECIFIED IN
SELLING HOLDER            THAT MAY BE OFFERED HEREBY     THE PROSPECTUS AND
                                                         SUPPLEMENT NO. 10
--------------            --------------------------  -----------------------
                                            (In U.S. Dollars)

DE Shaw Securities LP           1,500,000                        None

MFS Series Trust I - MFS
 Equity Income Fund . . .         286,000                     280,000

MFS/Sunlife Series Trust -
 Equity Income Series . .          42,000                      40,000

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The date of this Prospectus Supplement is January 27, 1999.